Exhibit 31.4

CERTIFICATIONS

I, Donald J. McDonald certify that:

1) I have reviewed this amended quarterly report on Form 10-Q/A of Skinny Nutritional Corp.; and

2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: May 5, 2010	/s/ Donald J. McDonald
Donald J. McDonald
Chief Financial Officer